EXHIBIT 10.5

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT, dated as of December 23, 2013 (this "Agreement"), by  and between by Assured Pharmacy, Inc., a Nevada corporation (the "Borrower") and Brockington Securities, Inc., a New York corporation (the "Lender"), amends that revolving line of credit agreement, dated March 10, 2009 (the "Line of Credit"), as amended pursuant to the terms of that certain modification and extension agreement dated March 10, 2010, November 10, 2011, June 22, 2012 and November 12, 2012 (the "Line of  Credit Amendments" and together with the Line of Credit, the "Prior Agreements").

WITNESSETH:

WHEREAS, pursuant to the terms of the Line of Credit, the Lender agreed to establish a Line of Credit for Borrower for a period extending to March 10, 2010.

WHEREAS, pursuant to the terms of the Line of Credit Amendment, the Lender agreed to extend the Line of Credit for a period extending to March 10, 2011,

WHEREAS, pursuant to the terms of the Line of Credit Amendment, the Lender agreed to extend the Line of Credit for a period extending to June 30, 2012,

WHEREAS, pursuant to the terms of the Line of Credit Amendment, the Lender agreed to extend the Line of Credit for a period extending to June 30, 2014,

WHEREAS, pursuant to the terms of the Line of Credit Amendment, the Lender agreed to increase the Line of Credit from $300,000 to $500,000,

WHEREAS, the parties desire to amend the Line of Credit to extend the term of the Line of Credit from June 30, 2014 to August 30, 2016.

NOW THEREFORE, in consideration of the mutual benefits accruing to Lender and Company and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.DEFINITIONS.

Defined terms not herein defined shall have the meaning set forth in the Line of Credit.

2.AMENDMENT

2.1           Amendment to the Line of Credit. The first sentence of Section 1 is hereby amended in its entirety to the Line of Credit to be and read as follows:

"1. LINE OF CREDIT. Lender hereby establishes for a period extending to August 30, 2016 (the "MATURITY DATE") a revolving line of credit (the "Credit Line") for Borrower in the principal amount of Three Hundred Thousand Dollars ($500,000.00) the ("Credit Limit")."

2.2          Effect on Prior Agreements. Subject to the amendment provided herein, all of the terms and conditions of the Prior Agreements shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein. Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Prior Agreements or of any right, power or remedy of the Lender, or constitute a waiver of any provision of the Prior Agreements (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. The Lender reserve all rights, remedies, powers, or privileges available under the Prior Agreements, at law or otherwise.  This Agreement shall not constitute a novation or satisfaction and accord of the Prior Agreements or any other document, instrument and/or agreement executed or delivered in connection therewith.

3.MISCELLANEOUS.

3.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof.

3.3 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

3.4 Counterparts/Execution.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

3.5 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

3.6 Notices.   Any notice, demand or request required or permitted to be given by the respective parties hereto pursuant to the terms of this Agreement shall delivered in accordance with the terms of the Purchase Agreement.

3.7  Expenses. The parties hereto shall pay their own costs and expenses in connection herewith.

3.8  Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by Lender and Company.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

3.9 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, Borrower and Lender have each caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BORROWER:

ASSURED PHARMACY INC.

By:  /s/ Brett Cormier_________________________
Name:   Brett Cormier
Title:     CFO

LENDER:

BROCKINGTON SECURITIES INC.

By:  /s/  Robert DelVecchio
Name:   Robert DelVecchio
Title:     CEO